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Exhibit 21
                              Subsidiaries of the
                                   Registrant

Subsidiary                    Domicile

Refinishers Warehouse, Inc.   Michigan
Scotty's Paint Supply, Inc.   Florida (Merged into FinishMaster, Inc. effective
                              February 08, 2002)
FinishMaster Services, Inc.   Indiana